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                                                                   EXHIBIT 10.15

            THIRD AMENDMENT TO CREDIT AGREEMENT AND GUARANTY, WAIVER
                                AND LINE LETTER

         THIRD AMENDMENT TO CREDIT AGREEMENT AND GUARANTY, WAIVER AND LINE LETTER, dated as of June 23, 1995 ("Amendment Agreement") among BROOKWOOD COMPANIES INCORPORATED, a Delaware corporation (the "Borrower") KENYON INDUSTRIES, INC., a Delaware corporation (the "Guarantor"), and THE CHASE MANHATTAN BANK, N.A. ("Chase"), as Bank, and Chase, as Agent for the Banks (as defined in the Credit Agreement referred to below) (in such capacity, together with its successors in such capacity, the "Agent").

         PRELIMINARY STATEMENT. The Borrower, the Guarantor, Chase and the Agent have entered into a Credit Agreement and Guaranty dated as of December 9, 1992, as amended by the First Amendment to Credit Agreement and Guaranty dated as of March 31, 1993, and as further amended by the Second Amendment to Credit Agreement and Guaranty dated as of September 27, 1994 (as so amended, the "Credit Agreement"). Any term used in this Amendment Agreement and not otherwise defined in this Amendment Agreement shall have the meaning assigned to such term in the Credit Agreement.

         The Borrower, the Guarantor, Chase and the Agent have agreed to amend the Credit Agreement and to waive compliance with certain provisions thereof as hereinafter set forth.

         SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and
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subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, hereby amended as follows:

         (a) The following definitions are added in their proper alphabetical order:

                          "Amendment Agreement" means the Third Amendment to
                 Credit Agreement and Guaranty, Waiver and Line Letter dated as of June 23, 1995 among the Borrower, the Guarantor, Chase and the Agent.

                          "Line of Credit" means the line of credit provided by
                 Chase under and pursuant to the terms of the Amendment and Agreement.

         (b) The definition of "Borrowing Base" is amended by adding after "Equipment" in the last line thereof the following:

                 "plus, for the period from June 23, 1995 to and including September 23, 1995 Nine Hundred Thousand Dollars ($900,000)."

         (c) The definition of "Obligations" is amended by (i) deleting "and" before clause "(4)" thereof, and (ii) adding after "foregoing" in the last line thereof the following:

                 ", and (5) the obligation to repay Chase any and all obligations of the Borrower and each Guarantor under or pursuant to, or related to, the Line of Credit, whether for principal, interest, fees or any other obligation."

         (d) Section 2.01, The Loans, is amended by adding after "Loans" in the tenth line thereof the following:

                 "and the outstanding loans under the Line of Credit".

         (e) Section 3.01, Trade Letters of Credit, is amended by adding after "Credit" in the tenth line thereof the following:

                 "and the outstanding loans under the Line of Credit".





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         (f)     Section 3.02, Standby Letters of Credit, is amended by adding after "Credit" in the eleventh line thereof the following:

                 "and the outstanding loans under the Line of Credit".

         (g) Section 4.01, Bankers' Acceptances, is amended by adding after "Loans" in the sixteenth line thereof the following:

                 "and the outstanding loans under the Line of Credit".

         SECTION 2. Waiver. Because the Borrower and the Guarantors had a ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth of
1.26 to 1.00 as at April 30, 1995, there is an Event of Default under Section 11.03, Consolidated Leverage Ratio, of the Credit Agreement.

         The Borrower has requested that the Bank waive such Event of Default. Upon the satisfaction of the conditions precedent set forth in Section 5 hereof, the Bank waives such Event of Default. The Bank does not waive any future noncompliance with Section 11.03.

         SECTION 3. Line of Credit. Chase will offer to the Borrower a line of credit ("Line of Credit") of up to the maximum amount stated below upon the terms and conditions outlined below (any term used in this Line of Credit Agreement and not otherwise defined in this Line of Credit Agreement shall have the meaning assigned to such term in the Credit Agreement):

Borrower:                     Brookwood Companies Incorporated

Bank:                         The Chase Manhattan Bank, N.A.





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Amount and Availability
of Facility:                  An aggregate principal amount outstanding at any
                              time not to exceed the lesser of (1) Two Million
                              Dollars ($2,000,000) or (2) the Borrowing Base minus the Outstanding Credit Facilities.

Type of Credit
Facility:                     Loans.


Interest on Loans:            The rate of interest on the Loans will be the
                              Prime Rate plus one-half of one percent (1/2%).

                              Interest based on the Prime Rate will be calculated on the basis of a 360 day year for the actual days elapsed.

                              Interest is payable, in arrears, on the first day of every month.

Chase's Obligation
Under Line of Credit:         With respect to the Line of Credit, Chase will
                              perform an ongoing credit review to enable it to respond promptly to any request for credit
                              Borrower may make; provided, however, that if Chase fails to so respond to such a request it means that Chase has decided not to make the requested Loan. The Loans under the Line of Credit are provided in the sole discretion of Chase. This
                              Line of Credit is not a commitment and does not in any way obligate Chase to make loans or grant any credit. Without limiting Chase's discretion as to whether or not to make a Loan or demand payment of a Loan at any time, the continuance of the Line of Credit is subject to the Borrower's and the Guarantor's economic and financial condition remaining acceptable to Chase and the





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                              Borrower's maintenance of a satisfactory
                              relationship with Chase. Also, without limiting the foregoing discretion, the Borrower recognizes that the Line of Credit may be cancelled if there is a material adverse change in the financial condition, business or operations of the Borrower or the Guarantor on or after the date of this Amendment Agreement.

Demand Obligations:           Loans are due and payable on demand.

Purpose: Loan proceeds will be used by the Borrower for working capital.

Term: The Line of Credit will terminate upon the earlier of (i) September 23, 1995, or (ii) when Chase gives the Borrower notice that it is no longer willing to consider requests for credit or the Borrower advises Chase that it will no longer request that Chase consider making loans.

Collateral:                   The Borrower's obligations under the Line of
                              Credit are secured by certain assets of the Borrower under and pursuant to the terms of the Security Documents.

         SECTION 4. Acknowledgement by Guarantor. Guarantor hereby acknowledges and agrees that the Guaranty Obligations include the Borrower's obligation to repay Chase under or pursuant to, or related to, the Line of Credit, whether for principal, interest, fees or any other obligation related thereto.

         SECTION 5. Conditions of Effectiveness. This Amendment Agreement shall become effective as of the date of this Amendment Agreement when and if the Agent shall have received on or before such date each of the following





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documents, in form and substance satisfactory to the Agent and its counsel, and each of the following conditions has been fulfilled:

         (1) Amendment Agreement. This Amendment Agreement duly executed by the Borrower, the Guarantor, Chase and the Agent;

         (2) Grid Demand Promissory Note. A Grid Demand Promissory Note in substantially the form of Exhibit A hereto executed by the Borrower and delivered to Chase.

         (3) Payment of Amendment Agreement Fee. The payment to Chase of an amendment fee of Ten Thousand Dollars ($10,000).

         (4) Officer's Certificate. The following statements shall be true and the Agent shall have received a certificate signed by a duly authorized officer of the Borrower dated the date hereof stating that, after giving effect to this Amendment Agreement and the transactions contemplated hereby:

                 (a) The representations and warranties contained in each of the Loan Documents are correct in all material respects on and as of the date hereof as though made on and as of such date; and

                 (b) No Default or Event of Default has occurred and is continuing; and

         (5) Other Documents. The Agent shall have received such other approvals, opinions or documents as the Agent may reasonably request.





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         SECTION 6.       Reference to and Effect on the Loan Documents. (a)
Upon the effectiveness of Section 1 hereof, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

         (b) Except as specifically amended above, the Credit Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Amendment Agreement shall not operate as a waiver of any right, power or remedy of the Banks or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents, and, except as specifically provided herein, the Credit Agreement and each other Loan Document shall remain in full force and effect and are hereby ratified and confirmed.

         SECTION 7. Costs, Expenses and Taxes. The Borrower agrees to reimburse the Agent on demand for all out-of-pocket costs, expenses and charges (including, without limitation, all fees and charges of external legal counsel for the Agent) incurred by the Agent in connection with the preparation, reproduction, execution and delivery of this Amendment Agreement and any other instruments and documents to be delivered hereunder. In addition, the Borrower shall pay any and all stamp and other taxes and





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fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment Agreement and the other instruments and documents to be delivered hereunder, and agrees to save the Banks and the Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

         SECTION 8. Governing Law. This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 9. Headings. Section headings in this Amendment Agreement are included herein for convenience of reference only and shall not constitute a part of this Amendment Agreement for any other purpose.

         SECTION 10. Counterparts. This Amendment Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment Agreement by signing any such counterpart.


                          [INTENTIONALLY LEFT BLANK.]





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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment
Agreement to be duly executed as of the day and year first above written.

                                        BROOKWOOD COMPANIES INCORPORATED

                                        By /s/ DUANE O. SCHMIDT
                                           -----------------------------------
                                           Name: DUANE O. SCHMIDT
                                           Title: VP FINANCE


                                        KENYON INDUSTRIES, INC.

                                        By /s/ DUANE O. SCHMIDT
                                           -----------------------------------
                                           Name: DUANE O. SCHMIDT
                                           Title: TREASURER


                                        THE CHASE MANHATTAN BANK, N.A.,
                                          as Agent

                                        By /s/ JO ZALON MEER
                                           -----------------------------------
                                           Name: JO ZALON MEER
                                           Title: VICE PRESIDENT

                                        THE CHASE MANHATTAN BANK, N.A.,
                                          as Bank

                                        By /s/ JO ZALON MEER
                                           -----------------------------------
                                           Name: JO ZALON MEER
                                           Title: VICE PRESIDENT





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